UniTek Global Services, Inc. Reports Record Annual Revenue and Adjusted EBITDA for 2011

2011 Adjusted EBITDA(1) Increases 40% to $42.3 Million

2011 Net Loss Improves by $15.0 Million to ($15.6) Million

Fourth Quarter Net Loss Improves by $8.4 Million Year-over-Year to ($3.7) Million

Fourth Quarter Adjusted EBITDA(1) Increases 70% Year-over-Year to $12.0 Million

Company Expects Full-Year 2012 Revenue of $500 Million, with

Adjusted EBITDA(1)of $50 Million

BLUE BELL, PA, March 7, 2012 — UniTek Global Services, Inc. (“UniTek” or the “Company”) (NASDAQ: UNTK), a premier provider of permanently outsourced infrastructure services to the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite television industries, today announced financial results for the fourth quarter and year ended December 31, 2011, and provided financial guidance for the first quarter and full year 2012.

2011 Financial and Recent Business Highlights

•	For the year ended December 31, 2011, revenue increased 8% to $432.3 million, compared to $398.9 million in 2010. Adjusted EBITDA(1) increased 40% to $42.3 million in 2011, compared to Adjusted EBITDA(1) of $30.2 million in 2010.
•	Net loss improved by $15.0 million to ($15.6) million for the year ended December 31, 2011, which included a $3.6 million charge related to the Pinnacle earn-out, compared with a net loss of ($30.6) million for the year ended December 31, 2010. This $3.6 million Pinnacle earn-out charge was not additional purchase consideration or cash related to the contractual earn-out, but represented the accounting treatment for the change in fair value of the earn-out recognized in the Company’s statement of operations.
•	Fourth quarter 2011 revenue grew 16% year-over-year to $115.0 million, compared to $99.5 million in the fourth quarter of 2010. Adjusted EBITDA(1) increased 70% to $12.0 million in the fourth quarter of 2011, compared to Adjusted EBITDA(1) of $7.1 million in the fourth quarter of 2010.
•	Net loss improved by $8.4 million to ($3.7) million for the fourth quarter of 2011, which included the aforementioned $3.6 million charge related to the Pinnacle earn-out, compared to ($12.1) million for the fourth quarter of 2010.
•	Three-year backlog(2) increased 14%, or $132.0 million, to $1,046 million at December 31, 2011, compared with $914.0 million at December 31, 2010. UniTek expects to realize $465 million of this backlog in 2012. This provides significant visibility into the Company’s expected 2012 revenue of $500 million.
•	Expanded geographic footprint and continued customer diversification within the Company’s cable fulfillment business.
•	Awarded a three-year turf agreement with a major wireless carrier in the Northeastern United States, expected to be worth at least $150 million through 2014.
•	Awarded network development work by two leading OEM suppliers in multiple markets nationwide and an expanded fulfillment contract to support the roll-out of ViaSat’s ExedeSM satellite broadband service.

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“2011 was an important year for UniTek, as we not only generated record revenue and EBITDA, but more importantly, were successful in positioning the Company for growth this year and in the future. We continue to expand our national footprint in cable and satellite fulfillment, while working to reposition our wireless business around large-scale, longer-term prime vendor contracts. We firmly believe our technology-centric business model and focus on exceeding customer expectations differentiates our service offerings to large wireless carriers developing 4G networks, and provides a strong foundation for further expanding these relationships as the year progresses. Additionally, we are particularly encouraged by the customer validation of our business model demonstrated through the continued growth of our backlog, which increased more than $130 million in 2011, with approximately $465 million of our backlog expected to be realized in 2012.” said Ronald J. Lejman, Chief Financial Officer and Co-Manager of the interim Office of the CEO of UniTek Global Services.

Mr. Lejman added, “In 2011, we successfully developed three growth opportunities in addition to our current wireless initiatives. We expect to continue to benefit from vendor consolidation in cable fulfillment, as we did in 2011 when we grew the business 13.5% year-over-year. We believe our Pinnacle Wireless business is poised to grow in the public safety marketplace as we leverage the combination of industry-leading system integration capabilities with our nationwide footprint and shared services platform. UniTek’s record of strong performance and solid relationships with cable providers should enable us to participate in expected network upgrades, as end-user demand for bandwidth necessitates investment in existing cable infrastructure.”

Financial Results for the Three Months Ended December 31, 2011

Revenue increased 15.5% to $115.0 million for the quarter ended December 31, 2011, from $99.5 million for the quarter ended December 31, 2010. This increase in revenue was primarily due to the revenue contribution of the Pinnacle Wireless acquisition and growth in the cable portion of the Fulfillment segment.

Adjusted EBITDA(1) increased 70% to $12.0 million for the quarter ended December 31, 2011, compared to $7.1 million for the quarter ended December 31, 2010. The year-over-year increase in Adjusted EBITDA(1) was primarily related to the impact of the higher volume, the impact of higher margins in the Engineering and Construction segment with the addition of Pinnacle Wireless and continued operational gains in the Fulfillment segment. These improvements were partially offset by higher selling, general and administrative costs (“SG&A”) compared to the prior year from the addition of Pinnacle Wireless and higher costs associated with being a public company.

Net loss improved by $8.4 million to ($3.7) million for the quarter ended December 31, 2011, from a net loss of ($12.1) million for the fourth quarter of 2010. The year-over-year improvement in net loss was attributable to the higher Adjusted EBITDA(1), and lower interest costs after the April 15, 2011 debt refinancing, partially offset by a $3.6 million charge in the fourth quarter of 2011 for the change in fair value of the contingent consideration related to the Pinnacle Wireless acquisition. Net loss after certain non-cash adjustments(3) for the fourth quarter of 2011 was $(0.1) million, reflecting non-cash stock-based compensation of $0.7 million, non-cash interest expense of $0.3 million and non-cash amortization expense of $2.6 million.

Financial Results for Year Ended December 31, 2011

Revenue increased 8.4% to $432.3 million for the year ended December 31, 2011, from $398.9 million for 2010. Of the revenue increase, approximately $15.1 million was related to the Company’s Engineering and Construction segment. Revenue from the Company’s Fulfillment segment increased $18.3 million, or 6.8%, as compared to the prior year.

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Adjusted EBITDA(1) increased 40% to $42.3 million for the year ended December 31, 2011, compared to $30.2 million for the year ended December 31, 2010. The increase in Adjusted EBITDA(1) was primarily related to year-over-year increases of $14.9 million and $4.1 million in gross profit from the Company’s Fulfillment and Engineering and Construction segments, respectively, partially offset by additional SG&A costs from the acquisition of Pinnacle Wireless and higher costs associated with being a public company.

Net loss improved by $15.0 million to ($15.6) million for the year ended December 31, 2011, from a net loss of ($30.6) million for 2010. In addition to the impact of the higher Adjusted EBITDA(1), the improvement in net loss also reflects lower interest costs of $10.1 million offset by higher stock compensation costs, higher loss on debt extinguishment, the $3.6 million charge for the change in fair value of the Pinnacle Wireless contingent consideration and higher tax expense in 2011. Net loss after certain non-cash adjustments(3) for the year was $6.0 million, reflecting non-cash stock-based compensation of $5.1 million, non-cash interest expense and loss on extinguishment of debt of $5.3 million and non-cash amortization expense of $11.2 million.

UniTek’s three-year backlog(2) totaled $1,046 million as of December 31, 2011 as compared to $914 million as of December 31, 2010. UniTek expects to realize $465 million of this backlog in 2012, which provides significant visibility into the Company’s expected 2012 revenue of $500 million.

Fiscal 2012 and First Quarter 2012 Guidance

Based on current expectations for growth in UniTek’s primary end markets and the organic growth previously announced, the Company expects full-year 2012 revenue of approximately $500 million, representing growth of 15.7% over 2011. Adjusted EBITDA(1) for 2012 is expected to be approximately $50.0 million, with loss per share expected to be approximately ($0.07) and earnings per share after certain non-cash adjustments expected to be $0.72. The projected net loss for the year includes approximately $6.5 million of expenses, or approximately $0.36 per share, related to the management changes that occurred in the first quarter of 2012. The share count used to calculate projected EPS reflects approximated 2.45 million shares the Company expects to issue as part of the Pinnacle earn-out.

For the first quarter of 2012, the Company expects revenue of approximately $108.0 million, with Adjusted EBITDA(1) of approximately $7.0 million and net loss per share of approximately ($0.57). The net loss in the first quarter of 2012 includes approximately $5.5 million of expenses, or approximately $0.33 per share, related to the management changes. This compares with revenue of $91.1 million, adjusted EBITDA of $6.0 million and a net loss per share of $(0.52) in the first quarter of 2011.

As previously disclosed, UniTek’s Board of Directors commenced a search for a permanent Chief Executive Officer to replace C. Scott Hisey, who resigned from the position in January 2012. The Board is considering both internal and external candidates, and hopes to appoint a new CEO during the first half of the year.

Mr. Lejman concluded, “We believe that our business entered 2012 as strong as it has been at any point in our Company’s history. We are working to take advantage of favorable market dynamics, and expect to effectively leverage our expertise and commitment to providing top-quality service to further diversify our revenue base, continue to improve profitability and create shareholder value.”

Summary of 2012 Estimated Results ($ in thousands):

	Quarter Ending March 31, 2012	Year Ending December 31, 2012
	Estimate	Estimate.
Revenue	$108,000	$500,000
Adjusted EBITDA(1)	7,000	50,000
Net income (loss)	(9,425)	(1,300)
Net income (loss) after certain non-cash adjustments(3)	$(4,950)	$13,000

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Note: See accompanying tables for reconciliation of Net income (loss) to Net income (loss) after certain non-cash adjustments and Adjusted EBITDA.

Conference Call

Management will host a conference call to review the Company’s financial results at 8:30 a.m. Eastern time, on Thursday, March 8, 2012. Interested parties may access the call by calling 1-877-674-6428 from within the United States, or 1-708-290-1372 if calling internationally and requesting conference call 55378940. Please dial-in approximately five minutes prior to the start of the call. A replay will be available through March 22, 2012 and can be accessed by dialing 1-800-585-8367 (US), or 1-404-537-3406 (international), and entering access ID number 55378940.

The call will be also be available as a live, listen-only webcast under the "Events and Presentations" page on the "Investor Relations" Section of the Company's website at http://ir.unitekglobalservices.com/events.cfm. Following the live event, an online archive will be available for 90 days.

About UniTek Global Services

UniTek Global Services is a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. UniTek has created a scalable operating platform, enabling each UniTek subsidiary to deliver quality services to its Fortune 200 customers. UniTek, based in Blue Bell, PA, utilizes a diverse workforce of approximately 6,400 deployed in 102 locations in the United States and Canada www.unitekgs.com.

Forward-Looking Statements

The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements regarding the impact of changes in the Company’s revenue mix, the Company’s expected backlog completion, the expected completion of acquisitions and financing arrangements and the Company’s expectations for its business units in fiscal year 2012. These statements are subject to uncertainties and risks including, but not limited to, operating performance, general financial, economic, and political conditions affecting the Company’s business and its target industries, the ability of the Company to perform its obligations under its contracts and agreements with customers and other risks contained in reports filed by the Company with the Securities and Exchange Commission, including in our Form 10-K for the year ended December 31, 2011. The words “may,” “could,” “should,” “would,” “believe,” “are confident,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Footnotes:

(1) Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is a key indicator used by our management to evaluate operating performance of the Company. While the adjusted EBITDA is not intended to replace any presentation included in these consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance, we believe this measure is useful to investors in assessing our performance with other companies in our industry. This calculation may differ in method of calculation from similarly titled measures used by other companies.

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(2) Our three-year backlog consists of uncompleted portions of services to be performed under job-specific contracts and the estimated value of future services that we expect to provide under master service agreements and other long-term contracts. Many of our contracts are multi-year agreements. We include in our backlog the amount of services projected to be performed over the terms of the contracts, where applicable, or based on our historical experience with customers and our experience in procurements of this type.

(3) Net income (loss) after certain non-cash adjustments is a key indicator used by our management to evaluate operating performance of the Company.  While the net income (loss) after certain non-cash adjustments is not intended to replace any presentation included in the consolidated financial statements under generally accepted accounting principles, or GAAP, and should not be considered an alternative to operating performance, we believe this measure is useful to investors in assessing our performance in comparison with other companies in our industry.  Specifically, (i) non-cash compensation expense may vary due to factors influencing the estimated fair value of performance based rewards, estimated forfeiture rates and amounts granted, (ii) non-cash interest expense and loss on extinguishment of debt that varies depending on the timing of amendments to our debt and changes to the debt structure and (iii) amortization of intangible assets is impacted by the Company’s acquisition strategy and timing of acquisitions.

Contact Information

The Piacente Group | Investor Relations

Lee Roth

(212) 481-2050

unitek@tpg-ir.com

Tables follow:

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UNITEK GLOBAL SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31,
	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$95	$17,716
Restricted cash	68	-
Accounts receivable and unbilled revenue, net of allowances	91,533	66,525
Inventories	10,985	10,374
Prepaid expenses and other current assets	3,299	3,820
Total current assets	105,980	98,435
Property and equipment, net	39,022	29,346
Amortizable customer relationships, net	29,783	16,247
Other amortizable intangible assets, net	4,635	323
Goodwill	163,797	146,547
Deferred tax assets, net	568	223
Other assets	5,095	4,933
Total assets	$348,880	$296,054

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$33,367	$29,604
Accrued liabilities	32,597	30,974
Current portion of contingent consideration	26,958	160
Current portion of long-term debt	1,000	2,940
Current income taxes	904	123
Current portion of capital lease obligations	9,631	7,681
Other current liabilities	518	-
Total current liabilities	104,975	71,482

Long-term debt, net of current portion	111,217	96,462
Long-term capital lease obligations, net of current portion	16,283	10,833
Deferred income taxes	5,511	1,845
Other long-term liabilities	1,664	3,225
Total liabilities	239,650	183,847

SHAREHOLDERS' EQUITY
Preferred Stock	-	-
Common Stock	-	-
Additional paid-in capital	249,745	237,009
Accumulated other comprehensive income	18	164
Accumulated deficit	(140,533)	(124,966)
Total shareholders' equity	109,230	112,207
Total liabilities and shareholders' equity	$348,880	$296,054

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UNITEK GLOBAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Quarter Ended December 31,
	2011	2010

Revenues	$114,962	$99,531
Costs of revenues	91,837	82,718
Gross profit	23,125	16,813

Selling, general and administrative expenses	12,251	10,605
Change in fair value of contingent consideration	3,600	-
Restructuring charges	-	991
Depreciation and amortization	6,737	7,133
Operating income (loss)	537	(1,916)

Interest expense	2,616	6,582
Loss on the extinguishment of debt	-	1,677
Other expense (income), net	(472)	(171)
Loss from continuing operations before income taxes	(1,607)	(10,004)
Income tax expense	(1,653)	(1,751)
Loss from continuing operations	(3,260)	(11,755)

Loss from discontinued operations	(488)	(368)
Net loss	(3,748)	(12,123)

Accretion of Series B Convertible Preferred Stock to liquidation value	-	13,262
Deemed dividend on Series B Convertible Preferred Stock	-	1,844
Net loss attributable to common stockholders	$(3,748)	$(27,229)

Net loss attributable to common stockholders per share – basic and diluted:
Continuing operations	$(0.20)	$(3.02)
Discontinued operations	(0.03)	(0.04)
Net loss	$(0.23)	$(3.06)

Weighted average shares of common stock outstanding:
Basic and diluted	16,305	8,892

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UNITEK GLOBAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

	Year Ended December 31,
	2011	2010

Revenues	$432,321	$398,949
Costs of revenues	347,728	333,355
Gross profit	84,593	65,594

Selling, general and administrative expenses	48,383	39,296
Change in fair value of contingent consideration	3,600	-
Restructuring charges	-	991
Depreciation and amortization	26,335	26,956
Operating income (loss)	6,275	(1,649)

Interest expense	13,900	23,967
Loss on extinguishment of debt	3,466	1,677
Other expense (income), net	(648)	4
Loss from continuing operations before income taxes	(10,443)	(27,297)
Income tax expense	(4,289)	(1,902)
Loss from continuing operations	(14,732)	(29,199)

Loss income from discontinued operations	(835)	(1,382)
Net loss	(15,567)	(30,581)

Accretion of Series B Convertible Preferred Stock to liquidation value	-	13,262
Deemed dividend on Series B Convertible Preferred Stock	-	1,844
Net loss attributable to common stockholders	$(15,567)	$(45,687)

Net loss attributable to common stockholders per share – basic and diluted:
Continuing operations	$(0.93)	$(11.09)
Discontinued operations	(0.05)	(0.34)
Net loss	$(0.98)	$(11.43)

Weighted average shares of common stock outstanding:
Basic and diluted	15,944	3,996

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UNITEK GLOBAL SERVICES, INC.

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDA

(Amounts in thousands)

(unaudited)

	Quarter Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net loss	$(3,748)	$(12,122)	$(15,567)	$(30,581)
Non-cash stock based compensation	731	797	5,107	2,025
Loss on extinguishment of debt	-	1,677	3,466	1,677
Non-cash interest expense	289	1,807	1,812	7,475
Non-cash amortization	2,615	3,878	11,158	15,274
Net income (loss) after certain non-cash adjustments	$(113)	$(3,963)	$5,976	$(4,130)

Loss from discontinued operations	490	367	835	1,382
Income tax expense	1,653	1,751	4,289	1,902
Cash interest expense	2,327	4,775	12,088	16,492
Change in fair value of contingent consideration(1)	3,600	-	3,600	-
Other (income) expense, non-cash	(472)	(171)	(648)	4
Depreciation	4,122	3,255	15,177	11,682
Restructuring charges(2)	-	991	-	991
Merger transaction costs	417	70	987	1,878
Adjusted EBITDA	$12,024	$7,075	$42,304	$30,201

(1)	This represents the charge reflecting the increase in the fair value of the Pinnacle contingent consideration from $25.8 million at the acquisition date to $29.4 million as of December 31.
(2)	Represents expenses associated with restructuring the wireless business acquired in 2010.

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UNITEK GLOBAL SERVICES, INC.

RECONCILIATIONS OF PROJECTED NET LOSS TO PROJECTED ADJUSTED EBITDA

(Amounts in thousands)

(unaudited)

	Quarter Ending March 31, 2012	Year Ending December 31, 2012
	Estimate	Estimate

Revenue	$108,000	$500,000

Adjusted EBITDA reconciliation:
Net income (loss)	(9,425)	(1,300)
Non-cash stock based compensation	500	2,725
Acceleration of non-cash stock based compensation(1)	1,425	1,425
Non-cash interest expense	200	750
Non-cash amortization	2,350	9,400
Net income (loss) after certain non-cash adjustments	$(4,950)	$13,000

Income tax expense	1,200	4,800
Cash interest expense	2,600	10,600
Restructuring(1)	4,050	5,100
Depreciation	4,100	16,500
Adjusted EBITDA	$7,000	$50,000

Earnings per share:
Net (loss) income per share	$(0.57)	$(0.07)
Net income (loss) after certain non-cash adjustments per share	$(0.30)	$0.72

Weighted average shares of common stock outstanding	16,442	17,941

(1) Represents separation costs related to the senior management changes announced in January 2012.

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